EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 99 Wall Street, #5801, New York, NY 10005.

Name of Designated Filer: Trajectory Alpha Sponsor LLC

Date of Event Requiring Statement: December 16, 2021

Issuer Name: Trajectory Alpha Acquisition Corp. (TCOA)

Trajectory Alpha Sponsor LLC

By:	/s/ Michael E.S. Frankel
Name:	Michael E.S. Frankel
Title:	Managing Member

By:	/s/ Peter Bordes
Name:	Peter Bordes

By:	/s/ Michael E.S. Frankel
Name:	Michael E.S. Frankel

By:	/s/ Paul Sethi
Name:	Paul Sethi